Exhibit 24.01
POWER OF ATTORNEY
Each of the undersigned directors of SCANA Corporation (the “Company”), hereby appoints K. B. Marsh, J. E. Addison and R. T. Lindsay, and each of them severally, his or her true and lawful attorney or attorneys, each with the power to act with or without the others, and with full power of substitution and resubstitution, to execute in his or her name, place and stead in his or her capacity as a director of the Company and to file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, a registration statement on Form S-3 or any other form prescribed by the Commission, and any and all amendments thereto, and all instruments necessary or incidental in connection therewith, with respect to the registration of that number of shares of the company's common stock as are covered by the Company's existing registration statement No. 333-191756 at the time it is terminated, to be sold pursuant to the SCANA Investor Plus Plan and any and all amendments thereto.
IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 28th day of July 2016.

/s/G. E. Aliff	/s/J. A. Bennett
G. E. Aliff	J. A. Bennett
Director	Director

/s/J. F. A. V. Cecil	/s/S. A. Decker
J. F. A. V. Cecil	S. A. Decker
Director	Director

/s/D. M. Hagood	/s/K. B. Marsh
D. M. Hagood	K. B. Marsh
Director	Director

/s/J. M. Micali	/s/L. M. Miller
J. M. Micali	L. M. Miller
Director	Director

/s/J. W. Roquemore	/s/M. K. Sloan
J. W. Roquemore	M. K. Sloan
Director	Director

/s/A. Trujillo
A. Trujillo
Director